UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 14, 2021

To:       Participants in the EQT Corporation Employee Savings Plan (401(k) Plan)

Dear Participant:

Enclosed are the proxy solicitation materials prepared for the Special Meeting of Shareholders of EQT Corporation to be held on Friday, July 16, 2021. Included is a Direction Card explaining the ways you may submit your voting instructions for the vested and unvested shares of EQT Corporation common stock held in your 401(k) Plan account.

The shares of EQT Corporation common stock, in which you hold an interest in the 401(k) Plan, are to be voted by Fidelity Management Trust Company, the Plan Trustee, in accordance with your instructions. Please note that if your instructions are not received by Monday, July 5, 2021, the Plan Trustee will vote such uninstructed shares in accordance with the terms of the 401(k) Plan.

Please submit your voting instructions as soon as possible. Thank you.

Fidelity Management Trust Company

Boston, Massachusetts

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03H64C + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Please sign and date on the reverse side and return the Direction Card promptly using the enclosed envelope. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. The Trustee of the Plan is authorized, in accordance with its judgment, to vote upon such other matters as may properly come before the meeting and any adjournments, continuations or postponements thereof. Special Meeting Direction Card The Board of Directors recommends a vote “FOR” A Proposals 1 and 2. 1. Approve, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance of shares of common stock, no par value, of EQT Corporation (“EQT”) in an amount that exceeds 20% of the currently outstanding shares of common stock of EQT in connection with the transactions contemplated by the Membership Interest Purchase Agreement, dated as of May 5, 2021, by and among EQT, EQT Acquisition HoldCo LLC, a wholly owned indirect subsidiary of EQT, Alta Resources Development, LLC, Alta Marcellus Development, LLC and ARD Operating, LLC, a copy of which is attached to the proxy statement for this special meeting as Annex B (the “Stock Issuance Proposal”); and 2. Approve one or more adjournments of this special meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Stock Issuance Proposal. For Against Abstain For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMM MMMMMMMMMMMMMMM 5 0 7 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 JNT C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000

ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ 1234 5678 9012 345 Online Go to www.investorvote.com/EQT or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQT Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQT DIRECTION CARD You are hereby requested to direct the Trustee to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of EQT Corporation (the Company) common stock held in your account in the Company’s Employee Savings Plan (Plan) at the Special Meeting of Shareholders of the Company to be held on Friday, July 16, 2021 at 9:00 a.m. Eastern Time, virtually via the internet, and at any adjournment, continuation or postponement of such meeting. This Direction Card is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. This Direction Card when properly executed will be voted in the manner directed herein. If you fail to provide voting instructions, by completing, signing and returning this card, your shares will be voted by the Trustee of the Plan in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions. The Trustee of the Plan is authorized, in accordance with its judgment, to vote upon such other matters as may properly come before the meeting and any adjournments, continuations or postponements thereof. EQT CORPORATION q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. B Non-Voting Items + + Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS DIRECTION CARD SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE OF THIS CARD. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders. The proxy statement for the special meeting of shareholders of EQT Corporation, along with a form of this Direction Card, are available at: www.edocumentview.com/EQT The Special Meeting of Shareholders of EQT Corporation will be held on Friday, July 16, 2021 at 9:00 a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/256400588. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EQT2021